CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 19, 1999 with respect to the financial statements of Multi Trade Company S.C. included in this current report on Form 8-K being filed by Central European Distribution Company ("CEDC") on May 27, 1999.

                                                     /s/Ernst & Young Sp. z o.o.


Warsaw, Poland
May 26, 1999